UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549 FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 8, 2008 Global Gold Corporation (Exact name of registrant as specified in its charter)

Delaware	02-69494	13-3025550
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(State or other jurisdiction	(Commission	(IRS
of incorporation)	File Number)	Identification No.)

45 East Putnam Avenue, Greenwich, CT		06830
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(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (203) 422-2300 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.01 Completion of Acquisition or Disposition.

In 2007, Global Gold Corporation (the "Company" or "Global Gold") entered into an agreement with members of the Quijano family by which the Company had the option to earn a 51% interest in the Estrella del Sur gold-platinum project on Ipun Island and another gold-platinum property on Chiloe Island, both in Southern Chile. The mineral concessions were acquired by the owner through map staking and Ministerial approval. The agreement dated August 9, 2007, was subject to confidentiality provisions, and became effective on October 29, 2007, see Exhibit 10.3, below.

On April 8, 2008, the board of directors of the Company approved an amendment executed March 31, 2008 to the above option agreement for mining properties on Ipun Island and Chiloe Island in Southern Chile. The key terms of the amendment transfer the Chiloe and Ipun licenses to the existing Global Gold Valdivia company and require the Company to deliver 250,000 restricted shares of Common Stock of the Company on or before May 1, 2008. Bonus payments to members of the Quijano family shall be calculated on the same basis as in the existing Global Gold Valdivia agreement, that is the total produced and proven gold and platinum equivalent of gold shall be aggregated with the amounts from the Madre de Dios and Pureo areas in calculating bonus amounts.

The Global Gold Valdivia joint venture company terms include equity interests set at 51%-49% in favor of Global Gold; of the 3 directors, two (Mr. Krikorian and Dr. Ted Urquhart, Global's Vice President in Santiago) are appointed by Global Gold; Global Gold will pay its partner an extra share based on the following scale of 28 million euros for (a) 5 million ounces of gold or platinum equivalent of gold produced in 5 years or (b) 5 million ounces of gold or platinum equivalent of gold proven as reserves according to Canadian 43-101 standards in 5 years, all as described in the exhibit 10.4, below.

Item 3.02 Unregistered Sales of Equity Securities.

On April 8, 2008, the Company agreed to issue 250,000 restricted shares of Common Stock of the Company as described in Item 2.01 above.

Beginning in 2007, the Company adopted a policy to grant options as director compensation and not issue awards of Common Stock. On April 8, 2008, the Company issued as directors fees to each of the five directors (Nicholas Aynilian, Drury J. Gallagher, Harry Gilmore, Ian Hague, and Van Z. Krikorian) stock options to purchase 100,000 Common Stock of the Company each at $0.45 per share, vesting on October 8, 2008. The option grants were made pursuant to the Global Gold Corporation 2006 Stock Incentive Plan.

Item 9.01 Exhibits Exhibit No. Description

10.3	Material Contract - Madre de Dios Mining Property Joint Venture and Options for Chiloe and Ipun Island Properties Agreement dated as of August 9, 2007. (1)
10.4	Material Contract - (Unofficial English Translation) Contractual Mining Company Agreement dated October 29, 2007. (2)
10.5	Material Contract – amended Terms for Options on Chiloe and Ipun Island Properties dated March 31, 2008 and confirmed April 8, 2008.

(1) Incorporated herein by reference to Exhibit 10.3 to the Company's current report on Form 8-K filed with the SEC on September 7, 2007.

(2) Incorporated herein by reference to Exhibit 10.4 to the Company's current report on Form 8-K filed with the SEC on October 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 9, 2008

Global Gold Corporation By: /s/Van Z. Krikorian --------------------- Name: Van Z. Krikorian Title: Chairman & Chief Executive Officer